CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 15, 2003, relating to the financial statements and financial highlights which appear in the August 31, 2003 Annual Report to Shareholders of Florida Daily Municipal Income Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Auditors" and "Financial Statements" in such Registration Statement.